UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on July 2, 2020, Matinas BioPharma Holdings, Inc. (the “Company”) entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC (“BTIG”), pursuant to which the Company could offer and sell shares of its common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $50,000,000, from time to time through BTIG in “at-the-market offerings” as defined in Rule 415 of the Securities Act of 1933, as amended.

On July 23, 2026, pursuant to and in accordance with Section 12(a) of the Sales Agreement, BTIG notified the Company that BTIG is terminating the Sales Agreement, effective immediately. The Company is not subject to any termination penalties or other expenses related to the termination of the Sales Agreement.

The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.01 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: July 24, 2026	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer